Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Guidewire Software, Inc. for the quarterly period ended October 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marcus S. Ryu, as Chief Executive Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	November 30, 2016	By:	/s/ MARCUS S. RYU
Marcus S. Ryu
President and Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Guidewire Software, Inc. for the quarterly period ended October 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard Hart, as Chief Financial Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	November 30, 2016	By:	/s/ RICHARD HART
Richard Hart
Chief Financial Officer
(Principal Financial and Accounting Officer)